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                                                                    EXHIBIT 99.1


          AMERICAN INDUSTRIAL PROPERTIES REIT'S BOARD OF TRUST MANAGERS
                   APPOINTS J. TIMOTHY MORRIS AS TRUST MANAGER


IRVING, TEXAS, February 3, 1999 - American Industrial Properties REIT (AIP) [NYSE: IND] today announced that its Board of Trust Managers has appointed J. Timothy Morris to the Board as Trust Manager. Effective January 29, 1999, Mr. Morris, a Principal of Morgan Stanley & Co. Incorporated and head of Morgan Stanley Real Estate Special Situations, was appointed to fill the vacancy created by the resignation of Russell C. Platt from AIP's Board of Trust Managers.

American Industrial Properties REIT is focused on the light industrial property sector, including office showroom, service center and flex properties, low-rise office and small bay distribution buildings. AIP's portfolio of 156 buildings comprises more than 8.3 million square feet in 13 states. The self-administered equity real estate investment trust, based in Irving, Texas, has acquired, managed and improved industrial and other commercial properties since 1985. For more information, visit the AIP Web site at www.aipreit.com.


INVESTOR CONTACT:                                      MEDIA CONTACT:
Charles W. Wolcott                                     Michelle Eddins
President & Chief Executive Officer                    C. Pharr & Co.
American Industrial Properties REIT                    (972) 931-7248
(972) 756-6000